THIRD AMENDMENT TO

RIDGEWORTH FUNDS DISTRIBUTION AGREEMENT

This Third Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of March 31, 2009 and as amended on August 1, 2009 and July 19, 2010, between RidgeWorth Funds (the “Trust”) and RidgeWorth Distributors LLC (“Distributor”), is effective as of April 27, 2012 (the “Effective Date”).

WHEREAS, the Trust and Distributor desire to update Schedule A of the Agreement and Schedule A to the Distribution and Service Plan for Class A Shares to reflect the mergers, liquidations and name changes of certain series of the Trust.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and Distributor hereby agree as follows:

1. As of the Effective Date, Schedule A to the Agreement is amended and restated as provided on Exhibit 1 attached hereto.

2. As of the Effective Date, Schedule A to the Distribution and Service Plan for Class A Shares is amended and restated as provided on Exhibit 2 attached hereto.

3. Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4. This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the Commonwealth of Massachusetts.

RIDGEWORTH FUNDS

By:	/s/ Julia R. Short
Name:	Julia R. Short
Title:	President

RIDGEWORTH DISTRIBUTORS LLC

By:	/s/ Richard J. Berthy
Name:	Richard J. Berthy
Title:	Vice President

Exhibit 1

SCHEDULE A

TO THE DISTRIBUTION AGREEMENT

BETWEEN RIDGEWORTH FUNDS

AND RIDGEWORTH DISTRIBUTORS LLC

FUNDS	SHARES
Aggressive Growth Allocation Strategy	A, C, I
Aggressive Growth Stock Fund	A, I
Conservative Allocation Strategy	A, C, I
Core Bond Fund (formerly, Investment Grade Bond Fund)	A, I, R
Corporate Bond Fund	A, C, I
Georgia Tax-Exempt Bond Fund	A, I
Growth Allocation Strategy	A, C, I
High Grade Municipal Bond Fund	A, I
High Income Fund	A, I, R
Intermediate Bond Fund	A, I, R
International Equity Fund	A, I
International Equity Index Fund	A, I
Investment Grade Tax-Exempt Bond Fund	A, I
Large Cap Core Growth Stock Fund (formerly, Large Cap Core Equity Fund)	A, C, I
Large Cap Growth Stock Fund	A, C, I
Large Cap Value Equity Fund	A, C, I
Limited Duration Fund	I
Limited-Term Federal Mortgage Securities Fund	A, C, I
Mid-Cap Value Equity Fund	A, C, I
Moderate Allocation Strategy	A, C, I
North Carolina Tax-Exempt Bond Fund	A, I
Seix Floating Rate High Income Fund	A, C, I
Seix High Yield Fund	A, I, R
Select Large Cap Growth Stock Fund	A, C, I
Short-Term Bond Fund	A, C, I
Short-Term Municipal Bond Fund (formerly, Maryland Municipal Bond Fund)	A, I
Short-Term U.S. Treasury Securities Fund	A, C, I
Small Cap Growth Stock Fund	A, C, I
Small Cap Value Equity Fund	A, C, I
Total Return Bond Fund	A, I, R
U.S. Government Securities Fund	A, C, I
U.S. Government Securities Ultra-Short Bond Fund	I
Ultra-Short Bond Fund	I
Virginia Intermediate Municipal Bond Fund	A, I

Revised April 27, 2012

Exhibit 2

SCHEDULE A

TO THE DISTRIBUTION AND SERVICE PLAN

A SHARES

Pursuant to Section 2, the Trust shall pay the Distributor compensation at which is calculated daily and paid monthly at an annual rate as set forth below.

Portfolio	Fee	Maximum Shareholder Services Fee
Aggressive Growth Allocation Strategy (formerly, Life Vision Aggressive Growth Fund)	.35%	.25%
Aggressive Growth Stock Fund	.35%	.25%
Conservative Allocation Strategy(formerly, Life Vision Conservative Fund)	.35%	.25%
Core Bond Fund (formerly, Investment Grade Bond Fund)	.35%	.25%
Corporate Bond Fund (formerly, Strategic Income Fund)	.35%	.25%
Georgia Tax Exempt Bond Fund	.18%	.15%
Growth Allocation Strategy (formerly, Life Vision Growth and Income Fund)	.35%	.25%
High Grade Municipal Bond Fund	.18%	.15%
High Income Fund	.30%	.25%
Intermediate Bond Fund	.25%	.25%
International Equity Fund	.33%	.25%
International Equity Index Fund	.35%	.25%
Investment Grade Tax-Exempt Bond Fund	.35%	.25%
Large Cap Core Growth Stock Fund (formerly, Large Cap Core Equity Fund)	.25%	.25%
Large Cap Growth Stock Fund	.35%	.25%
Large Cap Value Equity Fund	.33%	.25%
Limited-Term Federal Mortgage Securities Fund	.23%	.15%
Mid-Cap Value Equity Fund	.35%	.25%
Moderate Allocation Strategy (formerly, Life Vision Moderate Fund)	.35%	.25%
North Carolina Tax-Exempt Bond Fund	.15%	.15%
Seix Floating Rate High Income Fund	.35%	.25%
Seix High Yield Fund	.25%	.25%
Select Large Cap Growth Stock Fund	.35%	.25%
Short-Term Bond Fund	.23%	.15%

Portfolio	Fee	Maximum Shareholder Services Fee
Short-Term Municipal Bond Fund (formerly, Maryland Municipal Bond Fund	.15%	.15%
Short-Term U.S. Treasury Securities Fund	.18%	.15%
Small Cap Growth Stock Fund	.35%	.25%
Small Cap Value Equity Fund	.33%	.25%
Total Return Bond Fund (formerly, Core Bond Fund)	.25%	.25%
U.S. Government Securities Fund	.35%	.25%
Virginia Intermediate Municipal Bond Fund	.15%	.15%

August 1, 2008

Revised May 29, 2009	(added Corporate Bond Fund, removed Life Vision Target Date Funds)
Revised August 1, 2009	(renamed Life Vision Funds to Allocation Strategy Funds)
Updated November 29, 2010	(removed the money market funds)
Updated May 27, 2011	(removed the International Equity 130/30 Fund, Real Estate 130/30 Fund and U.S. Equity 130/30 Fund, which were liquidated)
Updated April 29, 2011	(Mid-Cap Core Equity Fund reorganized into the Mid-Cap Value Equity Fund)
Updated June 10, 2011	(removed the Seix Global Strategy Fund, which was liquidated)
Updated July 15, 2011	(Large Cap Quantitative Equity Fund reorganized into the Large Cap Core Growth Stock Fund)
Updated November 15, 2011	(in connection with the Board’s annual review)
Updated April 10, 2012	(renamed Maryland Municipal Bond Fund to Short-Term Municipal Bond Fund)
Updated April 27, 2012	(reorganization of the Emerging Growth Stock Fund into the Aggressive Growth Stock Fund)